SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

BlackRock Science and Technology Term Trust

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

boaz weinstein
@boazweinstein

Here's their screed if you want to see all of it.

BlackRock®

Shareholders Reject Every One of Saba's Proposals to Terminate BlackRock as Adviser a...

From businesswire.com

boaz weinstein
@boazweinstein

Liar liar pants on 🔥!
Here is the most important tweet I've ever written about activism. I hope you'll resend and forward.

Everyone, look at the sentence below taken DIRECTLY from @BlackRock's Friday 5pm press release. Then look below that at the voting results. Their lying is so brazen, that I expect it backfires when reporters who were tricked into writing a false article on that basis see just how far BlackRock went to manipulate them and the shareholders.

"At BIGZ and ECAT, some Board nominees received nearly twice as many votes, while others received seven times as many votes as Saba's nominees." - BlackRock

For whomever approved this stain on BlackRock's name, heads should roll. They literally excluded all of the votes placed by Saba, the largest shareholder by far in ECAT and BIGZ. All our shares were purchased from the thousands of shareholders who tapped out after getting crushed by BlackRock. Our votes also speak for them.

Honestly, I'm just stunned.

BlackRock ESG Capital Allocation Term Trust (NYSE: ECAT)

	For	Agains
	39,264,545	395,7
	31,744,622	7,915,
	31,907,192	7,917,
	31,740,433	7,914,
	31,740,483	7,913,
	39,427,016	393,8
	31,728,232	7,931,

	For	Agains
	21,151,631	939,3
	21,143,312	943,6
	21,174,760	924,4
	21,103,305	965,2
	21,110,233	952,4
	21,199,975	913,4
	21,111,719	966,5

BlackRock Innovation and Growth Term Trust (NYSE: BIGZ)

	For	Against
	72,812,673	832,071
	72,826,638	819,106
	57,240,005	16,404,61
	57,249,664	16,395,48
	72,842,321	805,353
	72,801,186	845,813
	57,195,707	16,452,55

	For	Against
	38,341,904	3,833,23
	38,038,290	3,905,79
	38,243,188	3,891,51
	38,086,316	3,858,38
	37,114,615	3,800,47
	37,418,793	3,707,17
	37,178,273	3,751,99

Saba Capital Corrects BlackRock’s Intentionally False and Misleading 2024 Annual Meeting Results

BlackRock Materially Misled Stakeholders by Announcing Results That Exclude All of Saba's Votes and Other Supportive Shareholders

Shareholders Voted for Each of Saba’s Nominees by Wide Margin in Two of BlackRock’s Largest Funds – BIGZ and ECAT – and Potentially Other Funds That Have Yet to Be Tallied

BlackRock’s Outrageous Behavior Follows the Court Reaffirming That BlackRock Violated Federal Law and the Court Permitting Saba’s Lawsuit to Overturn the Manager’s Rigged Election System to Proceed to Trial

NEW YORK--(BUSINESS WIRE)--Saba Capital Management, L.P. (together with certain of its affiliates, “Saba” or “we”) today issued a statement regarding its campaign to improve the Boards of Trustees of 10 poorly governed and underperforming closed-end funds managed by BlackRock Advisors, LLC (“BlackRock”) and BlackRock’s intentionally false and misleading press release issued on June 28, 2024.1

Boaz Weinstein, Founder and Chief Investment Officer of Saba, said:

“Our campaign shined a light on BlackRock’s hypocrisy as an ESG profiteer, while maintaining shameful governance at its own closed-end funds. There is a great injustice that continues as BlackRock refuses to let its fund owners have their voices heard. This is particularly intolerable considering the significant financial losses shareholders have suffered as nine out of the ten BlackRock funds have delivered negative returns over the last three years. BlackRock’s Friday press release only added insult to injury by making clear the manager’s disdain for its investors. In removing Saba’s votes and others who also voted for Saba’s nominees from its 2024 Annual Meeting vote tally, BlackRock has slumped to a new low where anything goes – even outright deceit.

BlackRock has created an unlevel playing field by manufacturing rigged elections that allow its hand-picked trustees to serve indefinitely. According to BlackRock’s rules, if 52 people show up to vote out of 100 registered voters, the winning party must receive support from 50 of them – or 96% of the votes. It's a fact that shareholders by a huge margin chose Saba’s nominees for BIGZ and ECAT (and potentially other funds that have yet to be tallied). In some cases, Saba received roughly 2x the votes BlackRock did. Yet, BlackRock is undeterred from blissfully ignoring the outcome and issuing a statement that falsely claims victory – when in actuality they lost in a landslide.

BlackRock’s flagrant disregard for the truth and its investors is unacceptable. While the world’s largest asset manager has attempted to paint Saba as a self-serving investor with undue influence, the courts have upheld that every share gets to vote. Saba is proud to have clients that include millions of U.S. pension employees who are invested in a strategy that has fixed dozens of broken closed-end funds. BlackRock, on the other hand, was found to have violated federal law because it stripped votes last year, removed Saba’s holdings from its vote tally this year and continues to maintain a rigged election system across its closed-end funds. Looking ahead, we plan to hold BlackRock accountable in court for its continued flouting of federal law. Shareholders deserve to have their voices heard.”

___________________

1 The 10 BlackRock closed-end funds include: the BlackRock California Municipal Income Trust (NYSE: BFZ), BlackRock Capital Allocation Term Trust (NYSE: BCAT), BlackRock ESG Capital Allocation Term Trust (NYSE: ECAT), BlackRock Health Sciences Term Trust (NYSE: BMEZ), BlackRock Innovation and Growth Term Trust (NYSE: BIGZ), BlackRock MuniHoldings New York Quality Fund (NYSE: MHN), BlackRock MuniYield New York Quality Fund (NYSE: MYN), BlackRock MuniYield Pennsylvania Quality Fund (NYSE: MPA), BlackRock New York Municipal Income Trust (NYSE: BNY) and BlackRock Science and Technology Term Trust (NYSE: BSTZ).

Preliminary Voting Results of BIGZ and ECAT 2024 Annual Meetings

BlackRock Innovation and Growth Term Trust (NYSE: BIGZ)
Saba's Nominees
	For	Against	Abstain
Ilya Gurevich	72,812,673	832,071	190,258
Shavar Jeffries	72,826,638	819,106	189,258
Jennifer Raab	57,240,005	16,404,612	190,383
David Littlewood	57,249,664	16,395,482	189,953
David Locala	72,842,321	805,353	187,328
Athanassios Diplas	72,801,186	845,813	188,003
Alexander Vindman	57,195,707	16,452,550	186,743
BlackRock's Nominees
	For	Against	Abstain
Cynthia L. Egan	38,341,904	3,833,235	823,249
Lorenzo A. Flores	38,038,290	3,905,798	1,054,298
Stayce D. Harris	38,243,188	3,891,512	863,685
R. Glenn Hubbard	38,086,316	3,858,382	1,047,546
W. Carl Kester	37,114,615	3,800,479	1,075,378
Catherine A. Lynch	37,418,793	3,707,175	870,507
John M. Perlowski	37,178,273	3,751,995	1,060,203

BlackRock ESG Capital Allocation Term Trust (NYSE: ECAT)
Saba's Nominees
	For	Against	Abstain
Ilya Gurevich	39,264,545	395,713	254,417
Shavar Jeffries	31,744,622	7,915,360	254,694
Jennifer Raab	31,907,192	7,917,088	90,396
David Littlewood	31,740,433	7,914,772	259,471
David Locala	31,740,483	7,913,974	260,219
Athanassios Diplas	39,427,016	393,852	93,807
Alexander Vindman	31,728,232	7,931,861	254,583
BlackRock's Nominees
	For	Against	Abstain
Cynthia L. Egan	21,151,631	939,349	348,214
Lorenzo A. Flores	21,143,312	943,681	352,203
Stayce D. Harris	21,174,760	924,446	339,989
R. Glenn Hubbard	21,103,305	965,253	370,637
W. Carl Kester	21,110,233	952,498	376,465
Catherine A. Lynch	21,199,975	913,496	325,724
John M. Perlowski	21,111,719	966,584	360,894

Update on Saba’s Legal Proceedings Against BlackRock

Earlier this week, the U.S. District Court for the Southern District of New York denied BlackRock’s motion to dismiss Saba’s lawsuit against the BlackRock ESG Capital Allocation Term Trust (NYSE: ECAT) (“ECAT”) and all 10 of its incumbent trustees. The court’s ruling paves the way for Saba’s lawsuit to proceed to trial. There, we plan to hold ECAT and its trustees accountable for adopting an illegal “Entrenchment Bylaw” that deprives shareholders of their right to elect directors annually.

Additionally, the U.S. Court of Appeals for the Second Circuit reaffirmed an earlier ruling that 11 closed-end funds, including two managed by BlackRock, illegally adopted control share provisions in violation of the Investment Company Act. The appellate court’s ruling upheld Saba’s victory over these funds that broke federal law by illegally stripping shareholders’ right to vote all of their shares in an election.

***

About Saba Capital

Saba Capital Management, L.P. is a global alternative asset management firm that seeks to deliver superior risk-adjusted returns for a diverse group of clients. Founded in 2009 by Boaz Weinstein, Saba is a pioneer of credit relative value strategies and capital structure arbitrage. Saba is headquartered in New York City. Learn more at www.sabacapital.com.

Contacts

Longacre Square Partners

Charlotte Kiaie / Kate Sylvester, 646-386-0091

ckiaie@longacresquare.com / ksylvester@longacresquare.com